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SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 9, 2002

DUKE REALTY LIMITED PARTNERSHIP
(Exact name of registrant specified in its charter)

Indiana	0-20625	35-1898425
(State of Formation)	(Commission File Number)	(IRS Employer Identification No.)
600 East 96th Street Suite 100 Indianapolis, IN 46240 (Address of principal executive offices, zip code)

Registrant's telephone number, including area code: (317) 808-6000

Item 5.    Other Events

        As previously reported, in October 2001, FASB issued SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, which became effective on January 1, 2002. SFAS No. 144 requires Duke Realty Limited Partnership (the "Operating Partnership") to report in discontinued operations the results of operations of a property that has either been disposed or is classified as held for sale, unless certain conditions are met. SFAS No. 144 further requires the Operating Partnership to reclassify results of operations from a property disposed or held for sale subsquent to December 31, 2001 as income from discontinued operations during prior reported periods. The purpose of this Current Report on Form 8-K is to set forth audited consolidated statements of operations of the Operating Partnership for the years ended December 31, 2001, 2000 and 1999, including an additional note thereto, which reflect the impact of the Operating Partnership's adoption of SFAS No. 144.

        During the six-month period ended June 30, 2002, the Operating Partnership sold or held for sale three properties owned by the Operating Partnership and not classified as assets held for sale as of December 31, 2001. The results of operations from such properties have been reclassified as income from discontinued operations for the years ended December 31, 2001, 2000 and 1999 in the accompanying consolidated statements of operations. The effect of these reclassifications represent only 0.79%, 0.59% and 0.25%, respectively, of 2001, 2000 and 1999 income from continuing operations. There is no effect on the previously reported net income available for common unitholders.

        Management does not believe that adoption of SFAS No. 144 has a material effect on the Operating Partnership's selected consolidated financial data or management's discussion and analysis of financial condition and results of operations for the years ended December 31, 2001, 2000 and 1999 as previously reported in the Operating Partnership's 2001 Annual Report on Form 10-K.

Item 7.    Financial Statements and Other Exhibits

  (c)
  Exhibits

  23
  Consent of KPMG LLP

  99.1
  Independent Auditors' Report

  99.2
  Consolidated Statements of Operations, Years Ended December 31, 2001, 2000 and 1999

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DUKE REALTY LIMITED PARTNERSHIP
By: Duke Realty Corporation, its general partner
By:	/s/ MATTHEW A. COHOAT Matthew A. Cohoat Senior Vice President and Corporate Controller

Dated: October 16, 2002

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  Item 5. Other Events
  Item 7. Financial Statements and Other Exhibits
SIGNATURES